UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2020, Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), increased the number of directors on the Board, effective immediately, and appointed Paul C. Raymond III to serve as a member of the board of directors of the Company (the “Board”). Concurrent with his appointment to the Board, Mr. Raymond was appointed as the Chairperson of the Strategy & Growth Committee of the Board and as a member of the Risk Committee of the Board. Mr. Raymond has not been designated as an independent director under the rules of the Securities and Exchange Commission and The NASDAQ Stock Market LLC. There are no arrangements or understandings between Mr. Raymond and any other person pursuant to which he was appointed to serve as a director of the Board. Mr. Raymond currently serves as the Chief Executive Officer of Monument Chemical, Inc. (“Monument Chemical”), a specialty chemical company owned in part by The Heritage Group. The Partnership makes ordinary course purchases from and ordinary course sales to Monument Chemical as described in Item 13 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 5, 2020 (“2019 Annual Report”). Through the third quarter of 2020, such purchases equaled approximately $0.1 million and such sales equaled approximately $4.1 million. We anticipate that we will continue to buy products from and sell products to Monument Chemical in the future. We believe that the product sales prices and credit terms offered to Monument Chemical are comparable to prices and terms offered to non-affiliated third-party customers.

Mr. Raymond’s compensation for service on the Board will be consistent with the compensation paid to other members of the Board who are not officers or employees of the Company or its affiliates, as described in the Partnership’s 2019 Annual Report. Under certain circumstances, the Company will also indemnify each director for his actions associated with being a director to the fullest extent permitted under Delaware law.

Item 7.01 Regulation FD Disclosure.

     On November 9, 2020, the Partnership issued a press release announcing the matters described under Item 5.02 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Exhibit No.	Exhibit Title or Description
99.1	Press Release, dated November 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

November 9, 2020	By:	/s/ Stephen P. Mawer
Name: Stephen P. Mawer
Title: Chief Executive Officer